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                                                                   EXHIBIT 23(B)

                    CONSENT OF JOINT INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 and the incorporation by reference from Pharmacia's Annual Report on Form 20-F for the year ended December 31, 1994, of our report dated March 20, 1995. We also consent to the reference to us under the heading "Experts".


/s/  HANS KARLSSON               /s/  GORAN TIDSTROM
-----------------------------    ------------------------------------------
Hans Karlsson                    Goran Tidstrom
Authorized Public Accountant     Authorized Public Accountant
KPMG Bohlins AB                  Ohrlings Coopers & Lybrand AB
Member of KPMG International     Member of Coopers & Lybrand International

Stockholm, Sweden

September 14, 1995